EXHIBIT 99.1
                           TEXACO AND SHELL ANNOUNCE
                           -------------------------
                   SIGNING OF MEMORANDUM OF UNDERSTANDING ON
                   -----------------------------------------
                   EUROPEAN MARKETING & MANUFACTURING VENTURE
                   ------------------------------------------

FOR  IMMEDIATE  RELEASE:  THURSDAY,  SEPTEMBER 3, 1998
------------------------------------------------------
LONDON, U.K., September 3rd - Texaco and Shell Europe Oil Products today announced the signing of a non-binding Memorandum Of Understanding (MOU) with the intention of establishing an alliance for their European oil products marketing and manufacturing activities. This MOU culminates talks that began in 1997.
The proposed venture would draw upon the combined strengths of Shell and Texaco, with the aim of improving shareholder returns and value for customers in the highly competitive European market. The proposed venture would market using both the Shell and Texaco brands.
The two companies will now undertake detailed discussions with the goal of finalising agreement on the formation of a new joint venture as soon as possible. Subject to final definitive agreements, regulatory reviews and staff consultation procedures, the new venture could be operational by mid-1999.
Under the terms of the MOU, Shell companies will have an interest of 88% and Texaco 12% of the new venture, with certain governance matters requiring joint agreement.
The proposed alliance would not involve the companies' other activities in Europe or their LPG, coolants, international aviation and marine products businesses. The new venture would be in addition to the Shell-Texaco joint ventures in the United States.

                                    - xxx -

(This press release contains projections and other forward-looking statements within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. These projections and statements reflect Texaco's current views with respect to future revenues. No assurances can be given, however, that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors, such as market conditions and other factors included in Texaco's periodic reports filed with the Securities and Exchange Commission.)

Note to Editors: The attached fact sheet outlines significant details of the assets anticipated to be included in the proposed joint venture.

For more information contact:
Texaco:             New York Public Relations
                    Kelly McAndrew          001 914 253 6295
                    Chris Gidez             001 914 253 4042
                    London Press Office
                    Paul Bray               0171 719 4452
                    Rachel Moore            0171 719 4459 or 4477
Shell:              London Press Office
                    Eric Nickson            0171 934 4488

Additional Texaco information is available on the World Wide Web at http://www.texaco.com
---------------------

                                  FACT SHEET:
                             PROPOSED SHELL/TEXACO
                  EUROPEAN MARKETING & MANUFACTURING ALLIANCE

(Note:  All Numbers as of end 1997)


EMPLOYEES (including subsidiaries)

                            SHELL                        TEXACO

                            25,000                       4,300


REFINERIES (figures in brackets are: % equity interest and capacity
-------------------------------------------------------------------
in 1,000 barrels per day)
-------------------------

         SHELL                                    TEXACO
         -----                                    ------
Stanlow, UK (100%, 260)               Pembroke, United Kingdom (100% 190)
Shell Haven, UK (100%, 92)
Eastham, UK (50%, 20)

Pernis, Netherlands (100%, 374)       Rotterdam, The Netherlands (35%, 140)

Godorf, Germany (100%, 170)
Harburg, Germany (100%, 102)

Petit-Couronne, France (100%, 141)
Berre-l-Etang, France (100%, 127)
Vendenheim, France (65%, 80)

Fredericia, Denmark (100%, 70)

Gothenburg, Sweden (100%, 81)

Cressier, Switzerland (100%, 60)

Sola, Norway (100%, 53)

Mersin, Turkey (27%, 100 - for sale)

Pantano di Grano (20%, 85)

Litvinov, Czech Republic (16%, 110)
Kralupy, Czech Republic (16%, 68)



MARKETING (BY COUNTRY) - Branded outlets
----------------------------------------

       COUNTRY                    SHELL                         TEXACO
       -------                    -----                         ------
Austria                             431
Belgium/Luxembourg                  448                            483
Central and Eastern Europe          365                        19 Poland
Denmark                             276                    (See notes, below)
Finland                             434
France                            1,406
Germany                           1,715
Greece                              780                           373
Italy                             1,759
Rep. Of Ireland                     340                           432
Netherlands                         800                           557
Norway                              449                    (See notes, below)
Portugal                            250
Spain                               285                            55
Sweden                              602
Switzerland                         547
Turkey                              608
                                 (for sale)
United Kingdom                    1,459                         1,065
                           (Excluding 382 Gulf sites
                            acquired Dec. 8, 1997)
                                 ------                         -----
TOTAL:                           12,954                         2,984

NOTE: Hydro-Texaco Holdings is a joint venture of Texaco and Norsk Hydro, formed in December 1994, that sells petroleum products in Norway, Denmark and the Baltic states. Altogether, Hydro Texaco operates approximately 990 branded sites.



LUBES PLANTS
------------

          SHELL                                 TEXACO
          -----                                 ------
           13                                      3

TERMINALS

   SHELL (including refinery terminals)         TEXACO
   ------------------------------------         ------

   78 - 100% owned                             11 - 100% owned
   255 - JVs, Equity interest or throughput    23 - JVs, Equity
                                               interest or throughput